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                                                                  EXHIBIT 10.17

                          SECURITIES PURCHASE AGREEMENT

                                 BY AND BETWEEN

                            TIDEL TECHNOLOGIES, INC.

                                       AND

                            LAURUS MASTER FUND, LTD.

                                NOVEMBER 25, 2003

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                                TABLE OF CONTENTS

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1.  Agreement to Sell and Purchase...................................1

2.  Fees and Warrant.................................................2

3.  Closing, Delivery and Payment....................................2
    3.1      Closing.................................................2
    3.2      Closing Deliveries......................................3

4.  Representations and Warranties of the Company....................3
    4.1      Organization, Good Standing and Qualification...........3
    4.2      Subsidiaries............................................3
    4.3      Capitalization; Voting Rights...........................4
    4.4      Authorization; Binding Obligations......................4
    4.5      Liabilities.............................................5
    4.6      Agreements; Action......................................5
    4.7      Obligations to Related Parties..........................6
    4.8      Changes.................................................6
    4.9      Title to Properties and Assets; Liens, Etc..............7
    4.10     Intellectual Property...................................7
    4.11     Compliance with Other Instruments.......................8
    4.12     Litigation..............................................8
    4.13     Tax Returns and Payments................................8
    4.14     Labor Matters...........................................9
    4.15     Registration Rights and Voting Rights...................9
    4.16     Compliance with Laws; Permits...........................9
    4.17     Environmental and Safety Laws..........................10
    4.18     Valid Offering.........................................10
    4.19     Full Disclosure........................................10
    4.20     Insurance..............................................10
    4.21     Listing................................................11
    4.22     No Integrated Offering.................................11
    4.23     Stop Transfer..........................................11
    4.24     Dilution...............................................11

5.  Representations and Warranties of the Purchaser.................11
    5.1      No Shorting............................................11
    5.2      Requisite Power and Authority..........................11
    5.3      Investment Representations.............................12
    5.4      Purchaser Bears Economic Risk..........................12
    5.5      Acquisition for Own Account............................12
    5.6      Purchaser Can Protect Its Interest.....................12
    5.7      Accredited Investor....................................13
    5.8      No Governmental Review.................................13
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    5.9      Legends................................................13

6.  Covenants of the Company........................................14
    6.1      Stop-Orders............................................14
    6.2      Listing................................................14
    6.3      Market Regulations.....................................15
    6.4      Reporting Requirements.................................15
    6.5      Use of Funds...........................................15
    6.6      Access to Facilities...................................15
    6.7      Taxes..................................................16
    6.8      Insurance..............................................16
    6.9      Intellectual Property..................................16
    6.10     Properties.............................................16
    6.11     Confidentiality........................................16
    6.12     Required Approvals.....................................16
    6.13     Reissuance of Securities...............................17
    6.14     Opinion................................................17
    6.15     Additional Financing...................................17
    6.16     Financial Statements...................................17
    6.17     Financial Covenants....................................18
    6.18     Restrictions...........................................18

7.  Covenants of the Purchaser......................................19
    7.1      Confidentiality........................................19
    7.2      Non-Public Information.................................19

8.  Covenants of the Company and the Purchaser Regarding
      Indemnification ..............................................19
    8.1      Indemnification........................................19
    8.2      Procedures.............................................19

9.  Conversion of Convertible Note..................................20

10. Registration Rights.............................................21
    10.1     Registration Rights Granted............................21
    10.2     Offering Restrictions..................................21

11. Conditions to Closing...........................................21
    11.1     Conditions to the Obligations of the Company...........21
    11.2     Conditions to the Obligations of the Purchaser.........21

12. Miscellaneous...................................................22
    12.1     Governing Law Survival.................................22
    12.2     Successors.............................................23
    12.3     Entire Agreement.......................................23
    12.4     Severability...........................................23
    12.5     Amendment and Waiver...................................23
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    12.6     Delays or Omissions....................................24
    12.7     Notices................................................24
    12.8     Attorneys' Fees........................................24
    12.9     Titles and Subtitles...................................24
    12.10    Facsimile Signatures; Counterparts.....................24
    12.11    Broker's Fees..........................................25
    12.12    Construction...........................................25

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
                          SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of November 25, 2003, by and between TIDEL TECHNOLOGIES, INC., a Delaware corporation (the "COMPANY"), and LAURUS MASTER FUND, LTD., a Cayman Islands company (the "PURCHASER").

                                    RECITALS

      WHEREAS, the Company has authorized the sale to the Purchaser of a Convertible Additional Note in the aggregate principal amount of six million four hundred and fifty thousand dollars ($6,450,000), substantially in the form of Exhibit A hereto (the "CONVERTIBLE NOTE"), which Convertible Note is convertible into shares of the Company's common stock, $.01 par value per share (the "COMMON STOCK") at a fixed conversion price of $0.40 per share of Common Stock, subject to adjustment in accordance with the terms of the Convertible Note;

      WHEREAS, the Company has authorized the sale to the Purchaser of an Convertible Additional Note in the aggregate principal amount of four hundred thousand dollars ($400,000), substantially in the form of Exhibit B hereto (the "ADDITIONAL NOTE"), which Additional note is convertible into shares of the Common Stock at a fixed conversion price of $0.40 per share of Common Stock, subject to adjustment in accordance with the terms of the Additional Note; the Convertible Note and the Additional Note are referred to hereinafter as the "PURCHASER NOTES," and the shares of Common Stock into which the Purchaser Notes may be converted are referred to hereinafter as the "NOTE SHARES";

      WHEREAS, the Company also has authorized the issuance of a warrant (the "WARRANT") to the Purchaser to purchase up to 4,250,000 shares of the Common Stock (the "WARRANT SHARES" and, together with the Purchaser Notes, the Warrant and the Note Shares, the "SECURITIES"), substantially in the form of Exhibit C hereto, in connection with the Purchaser's purchase of the Purchaser Notes;

      WHEREAS, the Purchaser desires to purchase the Purchaser Notes and the Warrant on the terms and conditions set forth herein; and

      WHEREAS, the Company desires to issue and sell the Purchaser Notes and the Warrant to the Purchaser on the terms and conditions set forth herein.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. AGREEMENT TO SELL AND PURCHASE. Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined herein), the Company agrees to sell to the

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Purchaser, and the Purchaser hereby agrees to purchase from the Company, (a) the
Convertible Note in the principal amount of $6,450,000 convertible in accordance with the terms thereof into Common Stock in accordance with the terms of the Convertible Note and this Agreement, with a Maturity Date (as defined in the Convertible Note) thirty six (36) months from the date of issuance thereof; and
(b) the Additional Note in the principal amount of $400,000 convertible in accordance with the terms thereof into Common Stock in accordance with the terms of the Additional Note and this Agreement, with a Maturity Date (as defined in the Additional Note) one (1) year from the date of issuance thereof.

            1.1 At the Closing (as defined herein), the Purchaser shall deliver cash in the amount of $6,850,000 (the "PURCHASE PRICE"), either by certified check payable to the Company or by wire transfer pursuant to the Company's instructions. The proceeds of the Purchase Price shall be used by the Company for the purposes set forth in Section 6.5 hereto.

      2.    FEES AND WARRANT.

            ON THE CLOSING DATE, THE COMPANY SHALL:

            2.1.1 issue and deliver to the Purchaser the Warrant in connection with the sale and purchase of the Purchaser Notes pursuant to Section I hereof. All the representations, covenants, warranties, undertakings, and indemnifications, and other rights made or granted to or for the benefit of the Purchaser by the Company pursuant to this Agreement are hereby also made and granted in respect of the Warrant as of the date hereof and in respect of the Warrant Shares issuable upon exercise of the Warrant as of the date of exercise thereof;

            2.1.2 pay to Laurus Capital Management, LLC, manager of the Purchaser, a closing payment in an amount equal to $274,000, representing four percent (4.0%) of the aggregate principal amount of the Purchaser Notes (the "CLOSING PAYMENT");

            2.1.3 reimburse the Purchaser for (i) its reasonable legal fees for services rendered to the Purchaser in preparation of this Agreement and the Related Agreements (as defined herein) (the "LEGAL FEES"), and (ii) expenses arising from the Purchaser's due diligence review of the Company and relevant matters (the "DILIGENCE FEES" and, together with the Closing Payment and the Legal Fees, the "FEES"); provided, however, that under no circumstance shall the Legal Fees and Diligence Fees exceed $75,000 in the aggregate. The Legal Fees and the Diligence Fees will be paid at the Closing, less any amounts paid to the Purchaser prior to Closing; and

            2.1.4 pay the Fees (net of deposits previously paid by the Company) at Closing out of funds held pursuant to a Funds Escrow Agreement of even date herewith among the Company, the Purchaser, and an escrow agent in the form of Exhibit D hereto (the "FUNDS ESCROW AGREEMENT") and a disbursement letter from Tidel Technologies, Inc. to Dechert LLP dated of even date herewith in the form of Exhibit E hereto (the "DISBURSEMENT LETTER").

      3. CLOSING, DELIVERY AND PAYMENT.

            3.1 CLOSING. Subject to the terms and conditions herein, including satisfaction or waiver of all conditions in Article XI hereof, the closing of the transactions contemplated

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hereby (the "CLOSING"), shall take place at such time or place as the Company and the Purchaser may mutually agree (such date is hereinafter referred to as the "CLOSING DATE").

            3.2   CLOSING DELIVERIES. At the Closing on the Closing Date:

            3.2.1 the Company will deliver to the Purchaser, among other things:

                  (a) the Convertible Note;

                  (b) the Additional Note;

                  (c) the Warrant;

                  (d) the Fees; and

                  (e) the other documents, instruments and agreements identified on the Checklist (as defined in Section 11.1.1 herein).

            3.2.2 The Purchaser will deliver to the Company, among other things, the Purchase Price (net of offsetting amounts set forth in the Disbursement Letter).

      4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            The Company hereby represents and warrants to the Purchaser, as of the date of this Agreement:

            4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own and operate its properties and assets, to execute, deliver, enter into and perform its obligations under this Agreement, the Convertible Note, the Additional Note, the Warrant, the Security Agreement dated as of the date hereof between the Company and the Purchaser (the "SECURITY AGREEMENT"), the Registration Rights Agreement relating to the Note Shares and Warrant Shares dated as of the date hereof between the Company and the Purchaser (the "REGISTRATION RIGHTS AGREEMENT" and, together with the Additional Note, the Convertible Note, the Warrant, the Funds Escrow Agreement, the Disbursement Letter and the Security Agreement, the "RELATED AGREEMENTS") and all other agreements referred to herein or therein, to issue and sell the Additional Note, the Convertible Note and the Note Shares, to issue and sell the Warrant and the Warrant Shares, and to carry out the provisions of this Agreement, the Related Agreements and all other agreements referred to herein or therein and to perform all obligations of the Company hereunder and thereunder at the Closing, and to carry on its business as presently conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

            4.2 SUBSIDIARIES. The Company owns all of the issued and outstanding capital stock of (i) Tidel Cash Systems, Inc., a Delaware corporation ("TIDEL CASH");(ii)

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Anycard International, Inc., a Delaware corporation ("ANYCARD");(iii) Tidel
Services, Inc., a Delaware corporation ("SERVICES"); and (iv) Tidel Engineering, L.P., a Delaware limited partnership ("ENGINEERING," and, together with Tidel Cash, Anycard and Services, the "SUBSIDIARIES"). Except as set forth on Schedule
4.2 hereof, the Company does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity other than the Subsidiaries.

            4.3   CAPITALIZATION; VOTING RIGHTS.

            4.3.1 The authorized capital stock of the Company, as of the date hereof consists of 100,000,000 shares of Common Stock, par value $.01 per share, 17,426,210 shares of which are issued and outstanding.

            4.3.2 Except as disclosed on Schedule 4.3, other than (i) the shares reserved for issuance under the Company's stock option plans; and (ii) shares which may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. Except as disclosed on Schedule 4.3, neither the offer, issuance or sale of either of the Purchaser Notes or the Warrant, or the issuance of any of the Note Shares or Warrant Shares, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Company outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

            4.3.3 All issued and outstanding shares of the Company's Common Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

            4.3.4 The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Company's Certificate of Incorporation, as amended through the date hereof (the "CHARTER"). Based on the Fixed Conversion Price (as defined in the Convertible Note) as of the date hereof, the Note Shares and Warrant Shares issuable pursuant to the Purchaser Notes and the Warrant, respectively, have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Charter, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

            4.4 AUTHORIZATION; BINDING OBLIGATIONS. The execution and delivery of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Purchaser Notes and the Warrant by the Company and the consummation by it of the transactions described herein and therein, have been duly authorized by the Company's Board of Directors (the "BOARD") and no further consent or authorization is required by the Company, the Board or the Company's stockholders under the Delaware General Corporation Law, the Charter

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or otherwise. This Agreement and the Related Agreements have been duly and validly authorized, executed and delivered on behalf of the Company. The Agreement and the Related Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) as limited by general principles of equity that restrict the availability of equitable or legal remedies. The sale of the Purchaser Notes and the subsequent conversion of the Purchaser Notes into Note Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The issuance of the Warrant and the subsequent exercise of the Warrant for Warrant Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

            4.5 LIABILITIES. Except as disclosed in Schedule 4.5, to the Company's knowledge, the Company has no material contingent liabilities, except current liabilities incurred in the ordinary course of business and liabilities disclosed in any of the Company's filings (the "SEC REPORTS") as of the date hereof under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

            4.6 AGREEMENTS; ACTION. Except as set forth on Schedule 4.6 or as disclosed in any SEC Reports:

            4.6.1 There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or, to the Company's knowledge, by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), (ii) the transfer or license of any Intellectual Property (as defined herein) to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), (iii) provisions restricting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

            4.6.2 Since June 30, 2002, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person not in excess, individually or in the aggregate, of $100,000, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

            4.6.3 For the purposes of subsections 4.6.1 and 4.6.2 above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to

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believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

            4.7 OBLIGATIONS TO RELATED PARTIES. Except as set forth on Schedule 4.7, there are no obligations of the Company to officers, directors, stockholders or employees of the Company other than (a) arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties, (b) for payment of salary for services rendered and for bonus payments, (c) reimbursement for reasonable expenses incurred on behalf of the Company, (d) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board) and (e) obligations listed in the Company's financial statements or disclosed in any of its SEC Reports. Except as described above or set forth on Schedule 4.7 or as disclosed in any of the Company's SEC Reports, none of the officers, directors or, to the Company's knowledge, key employees or stockholders of the Company or any members of their immediate families, are indebted to the Company, individually or in the aggregate, in excess of $50,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than 5% of such company) which may compete with the Company. Except as set forth on Schedule 4.7, no officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company and no agreements, understandings or proposed transactions are contemplated between the Company and any such person. Except as set forth on Schedule 4.7, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

            4.8 CHANGES. Since June 30, 2002, except as disclosed in any SEC Report or in Schedule 4.8 or any other schedule to this Agreement or to any of the Related Agreements, there has not been:

            4.8.1 Any change in the assets, liabilities, financial condition, prospects or operations of the Company, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a material adverse effect on such assets, liabilities, financial condition, prospects or operations of the Company;

            4.8.2 Any resignation or termination of any officer, key employee or group of employees of the Company;

            4.8.3 Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

            4.8.4 Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

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            4.8.5 Any waiver by the Company of a material right or of a material debt owed to it;

            4.8.6 Any material direct or indirect loans made by the Company to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

            4.8.7 Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

            4.8.8 Any declaration or payment of any dividend or other distribution of the assets of the Company;

            4.8.9 Any labor organization activity related to the Company;

            4.8.10 Any material debt, obligation or liability incurred, assumed or guaranteed by the Company, and for current liabilities incurred in the ordinary course of business;

            4.8.11 Any sale, assignment or transfer of any Intellectual Property (as defined herein);

            4.8.12 Any change in any material agreement to which the Company is a party or by which it is bound which may materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company;

            4.8.13 Any other event or condition of any character that, either individually or cumulatively, has or may materially and adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company; or

            4.8.14 Any arrangement or commitment by the Company to do any of the acts described in subsection 4.8.1 through 4.8.13 above.

            4.9 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. Except for Intellectual Property which is the subject of Section 4.10 hereof, and except as set forth on Schedule 4.9, the Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than
(a) those resulting from taxes which have not yet become delinquent, (b) Permitted Liens (as defined in the Security Agreement), and (c) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used or for which they are intended to be used. Except as set forth on Schedule 4.9, the Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

            4.10 INTELLECTUAL PROPERTY.

            4.10.1 The Company owns or possesses sufficient legal rights to use all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other

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proprietary rights and processes ("INTELLECTUAL PROPERTY") necessary for its business as now conducted, and, to the Company's knowledge, as presently proposed to be conducted without, to the Company's knowledge, any infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the Company's Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products.

            4.10.2 Except as set forth in Schedule 4.12, the Company has not received any communications alleging that the Company has violated any of the Intellectual Property of any other person or entity, nor is the Company aware of any basis therefore.

            4.10.3 To the Company's knowledge, it is not, nor will it be, necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been rightfully assigned to the Company.

            4.11 COMPLIANCE WITH OTHER INSTRUMENTS. Except as set forth on
Schedule 4.11, the Company is not in violation or default of any term of its Charter or Bylaws, or in material violation of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ. The execution, delivery and performance of and compliance with this Agreement and the Related Agreements to which it is a party, and the issuance and sale of the Purchaser Notes by the Company and the other Securities by the Company pursuant hereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

            4.12 LITIGATION. Except as set forth on Schedule 4.12 hereto or as disclosed in the SEC Reports, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company, wherein an unfavorable decision, ruling or finding, individually or in the aggregate, could be expected to prevent the Company from entering into this Agreement or the Related Agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court, government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate as of the date hereof.

            4.13 TAX RETURNS AND PAYMENTS. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and, to the Company's knowledge, all other taxes due

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and payable by the Company on or before the Closing Date, have been paid or will be paid prior to the time they become delinquent. Except as set forth on
Schedule 4.13, the Company has not been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. To the Company's knowledge, there is no liability for any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

            4.14 LABOR MATTERS. Except as set forth on Schedule 4.14, the Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. Except as disclosed in the SEC Reports or on Schedule 4.14, the Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. To the Company's knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with his or her duties to the Company. The Company has not received any notice alleging that any such violation has occurred. Except for employees who have a current effective employment agreement with the Company, no employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. Except as set forth on Schedule 4.14, the Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees.

            4.15 REGISTRATION RIGHTS AND VOTING RIGHTS. Except as set forth on
Schedule 4.15 and except as disclosed in the SEC Reports, the Company is presently not under any obligation, and has not granted any rights, to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued. Except as set forth on Schedule 4.15 and except as disclosed in the SEC Reports, to the Company's knowledge, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

            4.16 COMPLIANCE WITH LAWS; PERMITS. Except as set forth on Schedule 4.16, to the Company's knowledge, the Company is not in violation in any material respect of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of any of the Securities, except such as has been duly and validly obtained or filed by the Closing Date, or with respect to any filings that must be made after the Closing Date, as will be filed in a timely manner. The Company has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would materially and adversely affect the business, properties, prospects or financial condition of the Company.

            4.17 ENVIRONMENTAL AND SAFETY LAWS. The Company is not in material violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the Company's knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Except as set forth on Schedule 4.17, no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company in violation of any applicable statue, law or regulation relating to the environment or, to the Company's knowledge, by any other person or entity on any property owned, leased or used by the Company except for such use, storage or disposal which would not have a material adverse effect. For the purposes of the preceding sentence, "HAZARDOUS MATERIALS" shall mean (a) materials which are listed or otherwise defined as "hazardous" or "TOXIC" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (b) any petroleum products or nuclear materials.

            4.18 VALID OFFERING. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

            4.19 FULL DISCLOSURE. The Company has provided the Purchaser with all information requested by the Purchaser in connection with its decision to purchase the Purchaser Notes and Warrant, including all information the Company believes is reasonably necessary to make such investment decision. Neither this Agreement, the exhibits and schedules hereto, the Related Agreements nor any other document delivered by the Company to the Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to the Purchaser by the Company were based on the Company's experience in the industry and on assumptions of fact and opinion as to future events which the Company, at the date of the issuance of such projections or estimates, believed to be reasonable.

            4.20 INSURANCE. The Company has general commercial, product liability, fire and casualty insurance policies with coverages which, to the Company's knowledge, are customary for companies similarly situated to the Company in the same or similar business.

            4.21 LISTING. The Common Stock is listed for trading on the National Quotation Bureau's Pink Sheets. The Company has not received any notice that its Common Stock will be delisted from the National Quotation Bureau's Pink Sheets or that its Common Stock does not meet all requirements for listing.

            4.22 NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates (as such term is defined in Rule 501(b) under the Securities Act) has, directly or through any authorized agent, during the six month period ending on the date of this Agreement, made any offers or sales of any security or solicited any offers to buy any security in a manner that would cause the offering of the Securities pursuant to this Agreement to fail to be entitled to the exemption afforded by Rule 506 under, or section 4(2) of, the Securities Act. Neither the Company nor any of its affiliates (as such term is defined in Rule 501(b) under the Securities Act) shall take any intentional action or steps that would cause the offering of the Securities to fail to be entitled to the exemption afforded by Rule 506 under, or under Section 4(2) of, the Securities Act.

            4.23 STOP TRANSFER. The Securities are restricted securities as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws or as provided by Section 7(d) of the Registration Rights Agreement.

            4.24 DILUTION. The Company specifically acknowledges that its obligation to issue the Note Shares upon conversion of the Purchaser Notes and the Warrant Shares upon exercise of the Warrant is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

      5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

                  The Purchaser hereby represents, warrants and covenants to the Company, as of the date of this Agreement:

            5.1 NO SHORTING. Neither the Purchaser nor any of its affiliates and investment partners will or will cause any person or entity, directly or indirectly, to engage in "short sales" of the Company's Common Stock or any other hedging strategies.

            5.2 REQUISITE POWER AND AUTHORITY. The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the Cayman Islands. The Purchaser has the corporate power and authority under all applicable provisions of law to execute, deliver, enter into and perform the obligations under this Agreement and the Related Agreements and all other agreements referred to herein or therein, to carry out their provisions, and to perform all obligations of the Purchaser hereunder and thereunder at the Closing. The execution and delivery of this Agreement and the Related Agreements, the performance of all obligations of the Purchaser hereunder and thereunder at the Closing and the consummation by the Purchaser of the transactions described herein and therein have been duly and validly authorized on behalf of the Purchaser. This Agreement and the Related Agreements have been duly and validly executed and delivered on behalf of the Purchaser. This Agreement and the

Related Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

            5.3 INVESTMENT REPRESENTATIONS. The Purchaser understands that the Securities are being offered and sold to it in reliance upon certain exemptions from the registration requirements of the United States federal and state securities laws, and that the Company is relying in part upon the truth and accuracy of, and the Purchaser's compliance with, the Purchaser's representations contained in this Agreement, including, without limitation, that the Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities. The Purchaser confirms that it and/or its advisors have received or have had full access to all the information that either of them considers necessary or appropriate to make an informed investment decision with respect to the Purchaser Notes and the Warrant to be purchased by it under this Agreement and the Note Shares and the Warrant Shares acquired by it upon the conversion of the Purchaser Notes and the exercise of the Warrant, respectively. The Purchaser and/or its advisors further confirm that they have had an opportunity to ask questions and receive answers from the Company regarding the Company's business, management and financial affairs and the terms and conditions of the sale and issuance of the Purchaser Notes, and the issuance of the Warrant, the Note Shares, and the Warrant Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access.

            5.4 PURCHASER BEARS ECONOMIC RISK. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment until the Securities are sold pursuant to (i) an effective registration statement under the Securities Act, or (ii) an exemption from registration is available with respect to such sale.

            5.5 ACQUISITION FOR OWN ACCOUNT. The Purchaser is (i) acquiring the Purchaser Notes and Warrant, and (ii) upon exercise of the Purchaser Notes, will acquire the Note Shares then issuable, and upon exercise of the Warrant, will acquire the Warrant Shares then issuable, for the Purchaser's own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with the public sale or distribution thereof.

            5.6 PURCHASER CAN PROTECT ITS INTEREST. The Purchaser represents that by reason of its, or of its management's, business and financial experience, the Purchaser has the capacity to evaluate the merits and risks of its investment in the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement and the Related Agreements. Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement or the Related Agreements.

            5.7 ACCREDITED INVESTOR. The Purchaser represents that it is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

            5.8 NO GOVERNMENTAL REVIEW. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon the endorsed the merits of the offering of the Securities.

            5.9 LEGENDS.

            5.9.1 The Purchaser Notes shall bear substantially the following legend:

            "THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR
            SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR SUCH SHARES UNDER THE ACT AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS BASED ON AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO TIDEL TECHNOLOGIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

            5.9.2 The Note Shares and the Warrant Shares, if not issued by DWAC system (as defined in the Note), shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THESE SHARES UNDER THE ACT AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS BASED ON AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO TIDEL

            TECHNOLOGIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

            5.9.3 The Warrant shall bear substantially the following legend:

            "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER THE ACT AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS BASED ON AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO TIDEL TECHNOLOGIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

      6. COVENANTS OF THE COMPANY.

            The Company covenants and agrees with the Purchaser as follows:

            6.1 STOP-ORDERS. The Company will advise the Purchaser, promptly after it receives notice of issuance by the Securities and Exchange Commission (the "SEC"), any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

            6.2 LISTING.

            6.2.1 Within (i) seventy-five (75) days following the Closing Date, the Company will deliver to the Purchaser evidence satisfactory to the Purchaser of the Company's filing of its Annual Report on Form 10-K for its fiscal year ended September 30, 2002 and (ii) one hundred sixty-five (165) days following the Closing Date, the Company will deliver to the Purchaser evidence satisfactory to the Purchaser that the Company has filed the following: (A) the Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 2002, March 31, 2003, June 30, 2003 and December 31, 2003 and (B) the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2003 (collectively, the "FILING REQUIREMENTS"). Upon satisfaction of the Filing Requirements, the Company shall be current in the filing of its required SEC Reports. Each SEC Report, at the time of its filing, shall be in substantial compliance with the requirements of the Exchange Act and the regulations promulgated thereunder and none of the SEC Reports, as of their respective filing dates, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            6.2.2 Fourteen (14) days following satisfaction of the Filing Requirements in accordance with the terms of the immediately preceding clause 6.2.1, the Company will deliver to the Purchaser evidence of the Company's listing of the Common Stock on the Nasdaq Over the Counter Bulletin Board (the "PRINCIPAL MARKET"), and shall comply with any and all requirements to become listed on the Principal Market. As soon as the Company receives notice that the Common Stock is listed on the Principal Market, the Company will deliver evidence to the Purchaser of the listing of the Common Stock on the Principal Market (the "LISTING REQUIREMENT"). As soon as practicable following satisfaction of the Listing Requirement, the Company shall secure the listing of the shares of Common Stock issuable upon conversion of the Convertible Note and upon the exercise of the Warrant on the Principal Market (subject to official notice of issuance) and shall maintain such listing for the lesser of (a) five
(5) years or (b) so long as any other shares of Common Stock shall be so listed. The Company shall for a period of not less than five (5) years comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") or such alternate exchange, as applicable.

            6.3 MARKET REGULATIONS. If required by the SEC, NASD and/or any applicable state authorities, in accordance with such requirements, the Company shall notify each of the SEC, NASD and such state authorities of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchaser and promptly provide copies thereof to the Purchaser.

            6.4 REPORTING REQUIREMENTS. So long as any amounts remain outstanding under the Purchaser Notes and/or any other amounts remain payable under any and all other documents, instruments and agreements entered into in connection therewith (the "PURCHASER DEBT"), the Company will timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

            6.5 USE OF FUNDS. The Company agrees that it will use the proceeds of the sale of the Purchaser Notes and the Warrant solely to repay existing indebtedness of the Company, the Fees and for working capital.

            6.6 ACCESS TO FACILITIES. So long as any Purchaser Debt remains outstanding, the Company will permit any representatives designated by the Purchaser (or any successor of the Purchaser), upon reasonable notice and during normal business hours, at such person's expense and accompanied by a representative of the Company, to (a) visit and inspect any of the properties of the Company, (b) examine the corporate and financial records of the Company (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom and (c) discuss the affairs, finances and accounts of the the Company with the directors, officers and independent accountants of the Company. Notwithstanding the foregoing, the Company shall not be required by this Section 6.6 to provide any material, non-public information to the Purchaser unless the Purchaser signs a confidentiality agreement and otherwise complies with Regulation FD under the Exchange Act.

            6.7 TAXES. So long as any Purchaser Debt remains outstanding, the Company will promptly pay and discharge, or cause to be paid and discharged when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

            6.8 INSURANCE. So long as any Purchaser Debt remains outstanding, the Company will keep its assets which are of an insurable character insured by insurers that the Company reasonably deems financially sound and reputable, against loss or damage by fire, explosion and other risks customarily insured against by companies in similar business similarly situated as the Company; and the Company will maintain, with such financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which the Company reasonably believes is customary for companies in similar business similarly situated as the Company and to the extent available on commercially reasonable terms.

            6.9 INTELLECTUAL PROPERTY. So long as any Purchaser Debt remains outstanding, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use material Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

            6.10 PROPERTIES. So long as any Purchaser Debt remains outstanding, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a material adverse effect.

            6.11 CONFIDENTIALITY. The Company agrees that it will not, without prior written consent of the Purchaser, disclose, or include in any public announcement, the name of the Purchaser, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. The Purchaser acknowledges that the Company is required to disclose the Purchaser's name and this transaction under federal securities laws.

            6.12 REQUIRED APPROVALS. For so long as 25% or more of the principal amount of the Convertible Note is outstanding, the Company, without the prior written consent of the Purchaser, shall not:

            6.12.1 liquidate, dissolve or effect a material reorganization;

            6.12.2 become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the Company's right to perform the provisions of this Agreement or any of the agreements contemplated thereby; or

            6.12.3 materially alter or change the scope of the business of the Company.

            6.13 REISSUANCE OF SECURITIES. The Company agrees to reissue certificates representing the Securities without the legends set forth in
Section 5.9 above at such time as (a) the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Securities Act, or (b) upon resale subject to an effective registration statement after such Securities are registered under the Securities Act. The Company agrees to cooperate with the Purchaser in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Company and its counsel receive reasonably requested representations from the selling Purchaser and broker, if any.

            6.14 OPINION. In addition to the Opinion (as defined herein), the Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the conversion of the Purchaser Notes and the exercise of the Warrant.

            6.15 ADDITIONAL FINANCING. The Company shall use its best efforts to raise up to $1,800,000 in additional funds, as reasonably promptly hereafter as possible, on terms satisfactory to the Purchaser and in all cases subordinated to and on terms acceptable to the Purchaser.

            6.16 FINANCIAL STATEMENTS. (a) Commencing with the Company's fiscal year ending September 30, 2004, as soon as available, and in any event within one hundred and five (105) days after the end of each fiscal year of the Company, the Company shall deliver to the Purchaser the Company's audited financial statements with a report of independent certified public accountants of recognized standing selected by the Company and reasonably acceptable to the Purchaser (the "ACCOUNTANTS"), which annual financial statements shall include the Company's balance sheet as at the end of such fiscal year and the related statements of the Company's income, retained earnings and cash flows for the fiscal year then ended, prepared, on a consolidating and consolidated basis to include all subsidiaries, all in reasonable detail and prepared in accordance with generally accepted accounting principles practices and procedures in effect from time to time in the United States of America ("GAAP"), together with (i) copies of any management letters prepared by such Accountants; (ii) a report signed by the Accountants stating that, in making the investigations necessary for said opinion, they obtained no knowledge, except as specifically stated, of any "EVENT OF DEFAULT" (as defined in the Convertible Note); and (iii) a certificate of the Company's President, Chief Executive Officer or Chief Financial Officer stating that such financial statements have been prepared in accordance with GAAP and stating whether or not such officer has knowledge of the occurrence of any Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

            6.16.1 Commencing with the Company's fiscal quarter ended December 31, 2003, as soon as available and in any event within (i) fifty (50) days after the end of each quarter and (ii) thirty (30) days after the end of each month, the Company shall deliver to the Purchaser an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of the Company as at the end of and for such quarter or month, as the case may be, and for the year to date period then ended, on a consolidating and consolidated basis to include all subsidiaries, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of the Company's President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and
(ii) whether or not such officer has knowledge of the occurrence of any Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

            6.16.2 Within thirty (30) days after the end of each month, the Company shall deliver to the Purchaser any and all amended budgets for the Company and its Subsidiaries.

            6.17 FINANCIAL COVENANTS. Commencing with the quarter ending June 30, 2004, so long as any Purchaser Debt remains outstanding or payable, the Company shall:

            6.17.1 Cause to be maintained as of the end of each month, a ratio of (1) cash plus marketable securities plus accounts receivable to (2) current liabilities of not less than 1.00 to 1.00.

            6.17.2 Cause to be maintained as of the end of each month, a minimum Tangible Net Worth of not less than $5,000,000. For purposes hereof, the term "TANGIBLE NET WORTH" means at a particular date (i) the aggregate amount of all assets of the Company as may be properly classified as such in accordance with GAAP consistently applied excluding such other assets as are properly classified as intangible assets under GAAP less (ii) the aggregate amount of all liabilities of the Company less (iii) intangible assets (including goodwill, Intellectual Property, prepaid assets and other intangible assets).

            6.17.3 Cause to be maintained as of the end of each fiscal quarter, a minimum Cash Flow of not less than $450,000. For purposes hereof, the term "CASH FLOW" means for any applicable quarter, the cash flow amount as set forth on the Company's cash flow statement for such quarter.

            6.18 RESTRICTIONS. So long as any Purchaser Debt remains outstanding, without prior written consent of the Purchaser, the Company shall not, except as set forth on Schedule 6.18, (i) create, assume or suffer to exist any indebtedness (exclusive of trade debt) senior to or pari passu with the Purchaser Debt, and in any event unless and until each holder of such indebtedness shall have entered into an intercreditor agreement with and on terms reasonably acceptable to the Purchaser and/or (ii) declare, pay or make any cash dividend or distribution on any shares of its capital stock or apply any of its funds, property or assets to the purchase, redemption or other retirement of any of its capital stock or of any options to purchase or acquire any such shares of capital stock, or make any cash distribution in respect of principal owing to any debt or equity holder of the Company to the extent that the repayment of such principal is junior in right of payment to the Purchaser Debt. In the event of any such payment to a holder of any indebtedness of the Company which by its terms is pari passu with the Purchaser Debt, the Purchaser Debt and such other debt shall be paid on a pro rata basis.

      7. COVENANTS OF THE PURCHASER.

      The Purchaser covenants and agrees with the Company as follows:

            7.1 CONFIDENTIALITY. The Purchaser agrees that it will not, without prior written consent of the Company, disclose, or include in any public announcement, the name of the Company, or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

            7.2 NON-PUBLIC INFORMATION. The Purchaser agrees not to effect any sales in the shares of the Common Stock while in possession of material, non-public information regarding the Company if such sales would violate applicable securities law.

      8. COVENANTS OF THE COMPANY AND THE PURCHASER REGARDING INDEMNIFICATION.

            8.1  INDEMNIFICATION. Each party hereto (the "INDEMNIFYING
PARTY") agrees to indemnify, hold harmless, reimburse and defend the other party hereto (the "INDEMNIFIED PARTY"), each of the Indemnified Party's officers, directors, agents, affiliates, control persons, and principal shareholders (collectively, the "INDEMNITEES"), against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Indemnified Party (each, a "LOSS", and collectively, the "LOSSES") which results, arises out of or is based upon (i) any misrepresentation by the Indemnifying Party or breach of any representation or warranty made by the Indemnifying Party in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement, or (ii) any breach or default in performance by the Indemnifying Party of any covenant or undertaking to be performed by the Indemnifying Party hereunder, or any other agreement entered into by the Company and the Purchaser relating hereto.

            8.2 PROCEDURES. (a) Any claim for recovery or indemnification pursuant to Section 8.1 will be made within ten (10) days after discovery of the circumstances underlying such claim in a written statement signed by the Indemnified Party, which will specify in reasonable detail each Loss suffered by the Indemnified Party and the estimated amount thereof, the date such item was claimed or the facts giving rise to such claim were discovered, the basis for any alleged liability and the nature of the breach or claim to which each such item is related.

            8.2.1 Within ten (10) days after receipt by the Indemnified Party hereunder of notice of the commencement of any such action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party hereunder, notify the Indemnifying Party in writing thereof requesting indemnification and specifying the basis for which indemnification is sought and the amount of asserted Losses, to the extent then known, but the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to such Indemnified Party other than under this
Section 8.2 and shall only relieve it from any liability which it may have to such Indemnified Party under this Section 8.2 if and to the extent the Indemnifying Party is prejudiced by such omission. In case any such action shall be brought against any Indemnified Party by a third party (a "THIRD PARTY CLAIM") and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense of such Third Party Claim with counsel satisfactory to such Indemnified Party, and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume and undertake the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this Section 8.2 for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; if the Indemnified Party retains its own counsel, then the Indemnified Party shall pay all fees, costs and expenses of such counsel, provided, however, that, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, the Indemnified Party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.

      9.CONVERSION OF CONVERTIBLE NOTE.

            9.1.1 The Company understands that upon a Conversion (as defined in the Purchaser Notes) a delay in the delivery of the Note Shares in the form required pursuant to the Purchaser Notes beyond the "DELIVERY DATE" (as defined in the Purchaser Notes) could result in economic loss to the Purchaser. In the event that the Note Shares are not delivered to the Purchaser by the Delivery Date, as compensation to the Purchaser for such loss, the Company agrees to pay late payments to the Purchaser for late issuance of such Note Shares in the amount equal to the greater of (i) $500 per business day after the Delivery Date or (ii) the Purchaser's actual damages from such delayed delivery. Notwithstanding the foregoing, the Company shall not be liable to pay the Purchaser any late payments if the delay in the delivery of the Note Shares beyond the Delivery Date is solely out of the control of the Company and the Company is actively trying to cure the cause of the delay. The Company shall pay any payments required to be paid under this Section 9.1 in immediately available funds upon demand and, in the case of actual damages by the Purchaser, upon receipt by the Company of reasonable documentation of the amount of such damages, containing the number of shares of Common Stock the Purchaser is forced to purchase (in an open market transaction) that the Purchaser anticipated receiving upon such Conversion. Such damages owed by the Purchaser to the Company shall be calculated as the amount by which (A) the Purchaser's total purchase price (including customary brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Purchaser Notes, for which such Conversion Notice was not timely honored.

            9.1.2 Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum amount permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Purchaser and any remainder refunded to the Company.

      10. REGISTRATION RIGHTS.

            10.1 REGISTRATION RIGHTS GRANTED. The Company hereby grants registration rights to the Purchaser pursuant to the terms of the Registration Rights Agreement.

            10.2 OFFERING RESTRICTIONS. Except as previously disclosed in the SEC Reports or stock or stock options granted to employees or directors of the Company, or shares of preferred stock issued to pay dividends in respect of the Company's preferred stock, or equity or debt issued in connection with an acquisition of a business or assets by the Company, or the issuance by the Company of stock in connection with the establishment of a joint venture partnership or licensing arrangement, the Company will not issue any securities with a continuously variable/floating conversion feature which are or could be (by conversion or registration) free-trading securities (i.e. common stock subject to a registration statement) prior to the full repayment or conversion of the Convertible Note.

      11. CONDITIONS TO CLOSING.

            11.1 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company hereunder to issue and sell the Purchaser Notes and the Warrant to the Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

            11.1.1 The Purchaser shall have executed this Agreement, the Registration Rights Agreement, the Security Agreement, the Funds Escrow Agreement and the other documents, instruments and agreements identified on the Transaction Checklist attached hereto as Exhibit 11.1.1 (the "CHECKLIST"), and delivered the same to the Company.

            11.1.2 The Purchaser shall have paid the Purchase Price.

            11.1.3 The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of such Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to such Closing Date.

            11.1.4 The transactions contemplated hereby shall not violate any law, regulation or order then in effect and applicable to the Purchaser or the Company.

            11.2 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. The obligation of the Purchaser hereunder to purchase the Purchaser Notes and the Warrant at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are the for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

            11.2.1 The Company shall have executed and delivered this Agreement, the Warrant, the Purchaser Notes, the Registration Rights Agreement, the Security Agreement, the Guaranty and the other documents, instruments and agreements identified on the Checklist, and delivered the same to the Buyers.

            11.2.2 The Company shall have paid the Fees.

            11.2.3 The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

            11.2.4 The Purchaser shall have received the opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP, counsel to the Company, dated as of the Closing Date, substantially in the form set forth in Exhibit F attached hereto (the "OPINION").

            11.2.5 The Company shall have delivered to the Purchaser (a) financial statements of the Company and its direct and indirect subsidiaries as of June 30, 2003, prepared on a consolidated and consolidating basis, (b) an officer's certificate of the Company's Chief Executive Officer or Chief Financial Officer, dated as of the Closing Date, stating that such financial statements have been prepared in accordance with GAAP (subject to normal year end adjustments) and stating whether or not such officer has knowledge of the occurrence of any Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto, (c) evidence that all senior debt obligations of the Company and its direct and indirect subsidiaries shall have been satisfied in full for an amount not to exceed $8,000,000 and all related liens and security interests shall have been terminated, in each case in a manner acceptable to the Purchaser, and (d) evidence that all subordinated debt obligations of the Company and its direct and indirect subsidiaries shall have been satisfied in full for an amount not to exceed $6,000,000, other than in respect of any short-term non-convertible debt raised by the Company since June 30, 2003 not to exceed $1,000,000 in the aggregate.

            11.2.6 As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion and exercise of the Purchaser Notes and the Warrant, respectively, an additional number of shares of Common Stock sufficient to provide for the issuance of the Note Shares and the Warrant Shares in accordance with the terms of this Agreement, the Purchaser Notes and the Warrant.

            11.2.7 The transactions contemplated hereby shall not violate any law, regulation or order then in effect and applicable to the Purchaser or the Company.

12. MISCELLANEOUS.

            12.1 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION BROUGHT BY EITHER PARTY AGAINST THE OTHER CONCERNING THE

TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK. BOTH PARTIES AND THE INDIVIDUALS EXECUTING THIS AGREEMENT AND OTHER AGREEMENTS ON BEHALF OF THE COMPANY AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY. IN THE EVENT THAT ANY PROVISION OF THIS AGREEMENT OR ANY OTHER AGREEMENT DELIVERED IN CONNECTION HEREWITH IS INVALID OR UNENFORCEABLE UNDER ANY APPLICABLE STATUTE OR RULE OF LAW, THEN SUCH PROVISION SHALL BE DEEMED INOPERATIVE TO THE EXTENT THAT IT MAY CONFLICT THEREWITH AND SHALL BE DEEMED MODIFIED TO CONFORM WITH SUCH STATUTE OR RULE OF LAW. ANY SUCH PROVISION WHICH MAY PROVE INVALID OR UNENFORCEABLE UNDER ANY LAW SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OF ANY AGREEMENT.

            12.1 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby to the extent provided therein. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

            12.2 SUCCESSORS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities from time to time, other than the holders of Common Stock which has been sold by the Purchaser pursuant to Rule 144 or an effective registration statement. The Purchaser may not assign its rights hereunder to a competitor of the Company which determination shall be made by the Company in the reasonable exercise of its good faith discretion.

            12.3 ENTIRE AGREEMENT. This Agreement, the exhibits and schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

            12.4 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            12.5 AMENDMENT AND WAIVER.

            12.5.1 This Agreement may be amended or modified only upon the written consent of the Company and the Purchaser.

            12.5.2 Except as otherwise provided herein, the obligations of the Company and the rights of the Purchaser under this Agreement may be waived only with the written consent of the Purchaser.

            12.5.3 Except as otherwise provided herein, the obligations of the Purchaser and the rights of the Company under this Agreement may be waived only with the written consent of the Company.

            12.6 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, the Purchaser Notes, the Warrant or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

            12.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day,
(c) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent: (i) to the Company at the address as set forth on the signature page hereof, with a copy to Olshan Grundman Frome Rosenzweig & Wolosky LLP, 505 Park Avenue, New York, NY 10022, Attention: Adam W. Finerman, Esq., facsimile number
(212) 755-1467; and (ii) to the Purchaser at the address set forth on the signature page hereto for such Purchaser, with a copy to John E. Tucker , Esq., 815 Third Avenue, New York, NY 10022, facsimile number (212) 541-4434, or (iii) at such other address as the Company or the Purchaser may designate by written notice to the other parties hereto given in accordance herewith.

            12.8 ATTORNEYS' FEES. Except as otherwise provided herein, in the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

            12.9 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            12.10 FACSIMILE SIGNATURES; COUNTERPARTS. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            12.11 BROKER'S FEES. Except as set forth on Schedule 12.13 hereof, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 12.13 being untrue.

            12.12 CONSTRUCTION. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the Related Agreements and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

            IN WITNESS WHEREOF, the parties hereto have executed this SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                       PURCHASER:

TIDEL TECHNOLOGIES, INC.       LAURUS MASTER FUND, LTD.

By: /s/ James T. Rash          By: /s/ Eugene Grin
    -----------------          -----------------------------
Name:James T. Rash             Name: Eugene Grin
Title: CEO                     Title: Director

Address: 2900 Wilcrest         Address: c/o Ironshore Corporate Services Ltd.
         Suite 205                      P.O. Box 1234 G.T., Queensgate House,
         Houston, TX 77042              South Church Street
                                        Grand Cayman, Cayman Islands

                                LIST OF EXHIBITS

Form of  Convertible Note                                    Exhibit A

Form of Additional Note                                      Exhibit B

Form of Warrant                                              Exhibit C

Form of Funds Escrow Agreement                               Exhibit D

Form of Disbursement Letter                                  Exhibit E

Form of Opinion                                              Exhibit F

                                    EXHIBIT A

                            FORM OF CONVERTIBLE NOTE

                                    EXHIBIT B

                                FORM OF TERM NOTE

                                    EXHIBIT C

                                 FORM OF WARRANT

                                    EXHIBIT D

                         FORM OF FUNDS ESCROW AGREEMENT

                                    EXHIBIT E

                           FORM OF DISBURSEMENT LETTER

                                    EXHIBIT F

                                 FORM OF OPINION

                                      F-1